Exhibit 99.1

ON24 Announces Fourth Quarter and Full Year 2021 Financial Results

•ARR of $171.4 million
•Total of 366 customers contributing at least $100K in ARR, up 21% year-over-year
•Fourth quarter subscription and other platform revenue increased 9% year-over-year to $45.0 million
•Full year 2021 total revenue increased 30% year-over-year to $203.6 million
•Full year 2021 subscription and other platform revenue increased 43% year-over-year to $175.9 million

SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading cloud-based hybrid engagement platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“2021 was the most pivotal year in the company’s history as we achieved numerous milestones across the business. To continue on our path towards reaching $500 million of ARR and beyond, the entire team is focused on executing against key priorities in 2022,” said Sharat Sharan, co-founder and CEO of ON24. “I continue to be optimistic as ever about our future as sales and marketing for B2B organizations is rapidly moving towards digital channels. We are the leading B2B sales and marketing platform for digital engagement, delivering actionable insights to drive measurable business growth. ON24 is a growth business against the backdrop of powerful secular trends and a large TAM.”

Steven Vattuone, Chief Financial Officer of ON24 added, “In 2021, we delivered 43% year-over-year growth in subscription and other platform revenue and saw 21% year-over-year growth in the number of customers contributing more than $100K in ARR. While we had a solid Q4, our outlook reflects some near-term factors as we transition to a post-pandemic world that are impacting top-line growth. We expect Q1 2022 to be the trough with ARR growth to accelerate throughout the year, exiting fiscal 2022 with low teens ARR growth which will further accelerate into fiscal 2023. We are proactively making improvements in areas of our business that we believe will drive operational excellence and re-accelerate growth.”

Fourth Quarter 2021 Financial Highlights
•ARR of $171.4 million as of December 31, 2021, an increase of 12% year-over-year.
•Revenue:
◦Total revenue was $52.0 million, a decrease of 2% year-over-year.
◦Subscription and Other Platform Revenue, was $45.0 million, an increase of 9% year-over-year.
◦Professional Services Revenue, was $7.0 million, a decrease of 41% year-over-year.
•GAAP Operating Loss was $9.6 million, compared to GAAP operating income of $9.6 million in the fourth quarter of 2020.
•Non-GAAP Operating Loss was $1.8 million, compared to non-GAAP operating income of $11.1 million in the fourth quarter of 2020.
•GAAP Net Loss attributable to common stockholders was $9.5 million, or $(0.20) per diluted share, compared to net income attributable to common stockholders of $8.0 million, or $0.17 per diluted share in the fourth quarter of 2020.
•Non-GAAP Net Loss was $1.7 million, or $(0.03) per diluted share, compared to a non-GAAP net income of $11.0 million, or $0.57 per diluted share in the fourth quarter of 2020.
•Cash Flow: Net cash used in operating activities was $4.5 million, compared to $10.7 million provided by operating activities in the fourth quarter of 2020. Free cash flow was negative $5.6 million for the quarter, compared to $10.3 million in the fourth quarter of 2020.
•Cash, Cash Equivalents and Marketable Securities totaled $382.6 million as of December 31, 2021.
Full Year 2021 Financial Highlights
•Revenue:
◦Total revenue was $203.6 million, an increase of 30% year-over-year.
◦Subscription and Other Platform revenue, was $175.9 million, an increase of 43% year-over-year.
◦Professional Services revenue was $27.7 million, a decrease of 19% year-over-year.

•GAAP Operating Loss was $23.6 million, compared to GAAP operating income of $21.8 million in 2020.
•Non-GAAP Operating Income was $2.1 million, compared to non-GAAP operating income of $24.8 million in 2020.

•GAAP Net Loss attributable to common stockholders was $24.8 million, or $(0.57) per diluted share, compared to net income attributable to common stockholders of $15.1 million, or $0.35 per diluted share in 2020.
•Non-GAAP Net Income was $1.4 million, or $0.03 per diluted share, compared to $23.7 million, or $1.46 per diluted share in 2020.
•Cash Flow: Net cash generated in operating activities was $5.2 million, compared to $37.5 million provided by operating activities in 2020. Free cash flow was $1.6 million for 2021 compared to $36.5 million in 2020.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Full Year 2021 Customer Metrics
As of December 31, 2021:
•Total customer count increased 6% year-over-year to 2,122
•Customers contributing at least $100,000 in ARR increased 21% year-over-year to 366
•Multi-Product Customers: 35% of customers had two or more products
•Multi-Year Contracts: 35% of ARR comprises multi-year contracts
•Dollar-based Net Retention Rate (NRR) was 97%

Recent Business Highlights
•Launched the ON24 Partner Network with more than 40 leading sales and marketing agencies, solutions integrators, and software companies. Partners get access to new co-selling, co-marketing, and integration opportunities with ON24 and fellow ecosystem partners.
•Announced the availability of ON24 Go Live, a new ON24 video and networking event experience.
•Released The 2022 State of Digital Experiences report which reviews the overall digital experiences landscape based on customer use of ON24 webinars, curated content experiences, and personalized experiences.
•Honored last year’s most innovative and creative digital experiences using the ON24 platform at the annual “Webinars and Virtual Events that Rocked.”
•Launched new integrations with the Drift platform for joint customers to seamlessly combine real-time Drift activity and conversational data with attendee and first-person engagement data from ON24 digital experiences.

•Joined the HubSpot App Marketplace with key event, attendee, and first-person engagement data flowing from ON24 Platform to HubSpot CRM to give sales and marketing teams a more complete view of prospect and customer-facing activities across digital and in-person channels.

Industry Recognition
•Recognized as a global market leader in the Marketing Event Management Category within Research In Action’s 2021 Vendor Selection Matrix. ON24 ranked first among the top 19 global vendors, receiving the highest scores for both strategy and execution.
•ON24 Webcast Elite was rated as the #1 webinar software for the third consecutive quarter on G2, one of the largest software marketplace and services review platforms. Based on user reviews, ON24 ranked highest in customer satisfaction and largest in market presence among all webinar products in G2’s Grid® Reports for Webinar Software for the Winter 2022 report.
Financial Outlook
For the first quarter of 2022, ON24 expects:
•Total revenue of $47 to $48 million.
•Non-GAAP operating loss of $8 to $7 million.
•Non-GAAP net loss per share of $(0.17) to $(0.15) using approximately 47.7 million basic and diluted shares outstanding.
For the full year 2022, ON24 expects:
•Total revenue of $200 to $204 million.
•Non-GAAP operating loss of $30 to $27 million.
•Non-GAAP net loss per share of $(0.64) to $(0.58) using approximately 49.0 million basic and diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (888) 394-8218, and international parties can access the call by dialing (323) 794-2588, using the conference ID 6121832.
A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Dollar-based Net Retention Rate (“NRR”): Our NRR as of a specified period end is calculated by dividing current period ARR by prior period ARR. Prior period ARR is the ARR for all engagement platform customers as of twelve months prior to such period end. Current period ARR is the ARR for the same customers as of the specified period end. Our NRR includes the effect of any customer renewals, expansion, contraction and churn but excludes ARR from customers that were acquired in the twelve months prior to the specified period end. Our NRR is subject to adjustment for mergers, acquisitions, dispositions and similar transactions involving our customers.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or GAAP, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders and stock-based compensation. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the size of our market opportunity, the success of our new products and capabilities, the impact of COVID-19 and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 provides a leading cloud-based hybrid engagement platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 2,100 companies worldwide, including 3 of the 5 largest global technology companies, 3 of the 5 largest US banks, 4 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2022 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$164,948	$58,243
Marketable securities	217,609	3,000
Accounts receivable, net	46,117	48,617
Deferred contract acquisition costs, current	11,921	10,528
Prepaid expenses and other current assets	8,467	7,079
Total current assets	449,062	127,467
Property and equipment, net	8,780	9,051
Deferred contract acquisition costs, non-current	20,887	18,753
Other long-term assets	1,760	1,447
Total assets	$480,489	$156,718
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$3,123	$4,730
Accrued liabilities	18,740	17,439
Deferred revenue	96,225	92,240
Long-term debt, current portion	2,039	2,359
Total current liabilities	120,127	116,768
Long-term debt, non-current	1,955	25,727
Other long-term liabilities	3,317	4,022
Total liabilities	125,399	146,517
Convertible Class A-1 and Class A-2 preferred stock	—	83,857
Redeemable convertible Class B and Class B-1 preferred stock	—	70,000
Stockholders’ equity (deficit)
Common stock	5	1
Additional paid-in capital	550,839	27,512
Accumulated deficit	(195,519)	(171,263)
Accumulated other comprehensive income	(235)	94
Total Stockholders’ equity (deficit)	355,090	(143,656)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$480,489	$156,718

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription and other platform	$44,988	$41,251	$175,876	$122,630
Professional services	7,046	12,035	27,737	34,311
Total revenue	52,034	53,286	203,613	156,941
Cost of revenue:
Subscription and other platform(1)	9,018	6,341	33,400	20,746
Professional services(1)	3,713	3,706	13,965	12,589
Total cost of revenue	12,731	10,047	47,365	33,335
Gross profit	39,303	43,239	156,248	123,606
Operating expenses:
Sales and marketing(1)	28,082	20,145	104,063	60,640
Research and development(1)	9,613	6,003	34,835	19,275
General and administrative(1)	11,221	7,478	40,940	21,848
Total operating expenses	48,916	33,626	179,838	101,763
Income (loss) from operations	(9,613)	9,613	(23,590)	21,843
Interest expense	62	236	464	869
Other (income) expense, net	54	(302)	487	(76)
Income (loss) before provision for (benefit from) income taxes	(9,729)	9,679	(24,541)	21,050
Provision for (benefit from) income taxes	(220)	174	(285)	297
Net income (loss)	(9,509)	9,505	(24,256)	20,753
Cumulative preferred dividends allocated to preferred stockholders	—	(1,466)	(558)	(5,685)
Net income (loss) attributable to common stockholders	$(9,509)	$8,039	$(24,814)	$15,068
Net income (loss) per share attributable to common stockholders:
Basic	$(0.20)	$0.21	$(0.57)	$0.40
Diluted	$(0.20)	$0.17	$(0.57)	$0.35
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	47,752,653	10,798,475	43,562,604	10,017,574
Diluted	47,752,653	19,146,682	43,562,604	16,187,149
(1)Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cost of revenue
Subscription and other platform	$707	$76	$1,897	$154
Professional services	134	21	382	37
Total cost of revenue	841	97	2,279	191
Sales and marketing	3,179	601	8,806	1,051
Research and development	1,523	171	4,402	360
General and administrative	2,312	607	10,163	1,327
Total stock-based compensation expense	$7,855	$1,476	$25,650	$2,929

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(9,509)	$9,505	$(24,256)	$20,753
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,169	1,044	4,592	2,974
Stock-based compensation expense	7,855	1,476	25,650	2,929
Amortization of deferred contract acquisition cost	3,943	3,655	15,248	11,115
Provision for allowance for doubtful accounts and billing reserve	1,667	1,560	2,943	3,009
Other	312	—	503	—
Changes in operating assets and liabilities:
Accounts receivable	(10,986)	(7,600)	(443)	(29,024)
Deferred contract acquisition cost	(4,828)	(7,074)	(18,775)	(26,354)
Prepaid expenses and other assets	741	(260)	(4,617)	(2,799)
Accounts payable	972	916	(1,247)	2,032
Accrued liabilities	(811)	2,277	2,311	4,986
Deferred revenue	5,040	5,045	3,985	47,799
Other long-term liabilities	(57)	159	(705)	122
Net cash (used in) provided by operating activities	(4,492)	10,703	5,189	37,542
Cash flows from investing activities:
Purchase of property and equipment	(1,124)	(356)	(3,564)	(1,030)
Purchase of marketable securities	(28,766)	—	(235,805)	(5,000)
Proceeds from maturities and paydowns of marketable securities	8,778	2,000	20,179	7,000
Net cash (used in) provided by investing activities	(21,112)	1,644	(219,190)	970
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	—	353,397	—
Proceeds from exercise of options	1,232	437	5,514	3,774
Proceeds from issuance of common stock under ESPP	1,054	—	1,054	—
Payment of tax withholding obligations related to net share settlements on equity awards	(1,607)	—	(3,608)	—
Proceeds from long-term debt	—	10,216	—	28,381
Payment for repurchase of common stock	(7,228)	—	(7,228)	—
Repayments of long-term debt	(65)	(10,050)	(22,597)	(28,179)
Repayment of capital lease obligations	(419)	(444)	(2,304)	(1,270)
Payments of offering costs	(233)	(1,902)	(3,714)	(1,902)
Net cash (used in) provided by financing activities	(7,266)	(1,743)	320,514	804
Effect of exchange rate changes on cash, cash equivalents and restricted cash	31	(92)	185	96
Net (decrease) increase in cash, cash equivalents and restricted cash	(32,839)	10,512	106,698	39,412
Cash, cash equivalents and restricted cash, beginning of period	197,882	47,833	58,345	18,933
Cash, cash equivalents and restricted cash, end of period	$165,043	$58,345	$165,043	$58,345
Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$(22)	$11	$337	$183
Cash paid for interest	$163	$243	$652	$967
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$—	$1,909	$1,586	$5,089
Equipment purchased funded by liabilities	$—	$—	$391	$179
Property and equipment purchased not yet paid	$419	$402	$419	$402
Option exercises not yet settled	$311	$—	$311	$—
Conversion of convertible preferred stock and redeemable convertible preferred stock to common stock	$—	$—	$153,857	$—
Deferred offering costs in accounts payable and accrued liabilities	$—	$1,318	$—	$1,318

ON24, INC.
Reconciliation from GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net income (loss) to non-GAAP operating income (loss)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(9,509)	$9,505	$(24,256)	$20,753
Add:
Interest expense	62	236	464	869
Other (income) expense, net	54	(302)	487	(76)
Provision for (benefit from) income taxes	(220)	174	(285)	297
Stock-based compensation	7,855	1,476	25,650	2,929
Non-GAAP operating income (loss)	$(1,758)	$11,089	$2,060	$24,772

Reconciliation of net income (loss) to non-GAAP net income (loss)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(9,509)	$9,505	$(24,256)	$20,753
Add: Stock-based compensation expense	7,855	1,476	25,650	2,929
Non-GAAP net income (loss)	$(1,654)	$10,981	$1,394	$23,682

Reconciliation of net income (loss) available to common stockholders
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$(9,509)	$8,039	$(24,814)	$15,068
Add: Cumulative preferred dividends allocated to preferred shareholders	—	1,466	558	5,685
Add: Stock-based compensation expense	7,855	1,476	25,650	2,929
Non-GAAP net income (loss) attributable to common stockholders	$(1,654)	$10,981	$1,394	$23,682
GAAP net income (loss) per share, basic	$(0.20)	$0.21	$(0.57)	$0.40
GAAP net income (loss) per share, diluted	$(0.20)	$0.17	$(0.57)	$0.35
Non-GAAP earnings (loss) per share, basic	$(0.03)	$1.02	$0.03	$2.36
Non-GAAP earnings (loss) per share, diluted	$(0.03)	$0.57	$0.03	$1.46
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net income (loss) per share, basic	47,752,653	10,798,475	43,562,604	10,017,574
GAAP weighted-average shared used to compute GAAP net income (loss) per share, diluted	47,752,653	19,146,682	43,562,604	16,187,149
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	47,752,653	10,798,475	43,562,604	10,017,574
Non-GAAP weighted-average shared used to compute non-GAAP earnings (loss) per share, diluted	47,752,653	19,146,682	51,503,021	16,187,149

ON24, INC.
Earnings (Loss) Per Share
(in thousands, except share and per share data)

GAAP Basic Earnings (Loss) Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP basic earnings (loss) per share:
Net income (loss)	$(9,509)	$9,505	$(24,256)	$20,753
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,466)	(558)	(5,685)
Net income (loss) attributable to common stockholders, basic	(9,509)	8,039	(24,814)	15,068
Income available to participating securities	—	(5,755)	—	(11,015)
Net income (loss) available to common stockholders	$(9,509)	$2,284	$(24,814)	$4,053
Weighted average common stock outstanding, basic	47,752,653	10,798,475	43,562,604	10,017,574
Basic earnings (loss) per share of common stock	$(0.20)	$0.21	$(0.57)	$0.40

GAAP Diluted Earnings (Loss) Per Share
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP diluted earnings (loss) per share:
Net income (loss)	$(9,509)	$9,505	$(24,256)	$20,753
Less: Cumulative preferred dividends allocated to preferred stockholders	—	(1,466)	(558)	(5,685)
Net income (loss) attributable to common stockholders, diluted	(9,509)	8,039	(24,814)	15,068
Reallocation of earnings to participating securities considering potentially dilutive securities	—	(4,719)	—	(9,450)
Net income (loss) available to common stockholders	$(9,509)	$3,320	$(24,814)	$5,618
Weighted average common stock outstanding	47,752,653	10,798,475	43,562,604	10,017,574
Weighted average dilutive effect of stock options, restricted stock and ESPP	—	8,348,207	—	6,169,575
Diluted weighted average common shares	47,752,653	19,146,682	43,562,604	16,187,149
Diluted earnings (loss) per share of common stock	$(0.20)	$0.17	$(0.57)	$0.35

Non-GAAP Earning (Loss) Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Non-GAAP basic earnings (loss) per share:
Net income (loss) available to common stockholders	$(9,509)	$2,284	$(24,814)	$4,053
Add: Cumulative preferred dividends allocated to preferred stockholders	—	1,466	558	5,685
Add: Stock based compensation	7,855	1,476	25,650	2,929
Add: Income available to participating securities	—	5,755	—	11,015
Non-GAAP earnings (loss) attributable to common stockholders, basic and diluted	$(1,654)	$10,981	$1,394	$23,682

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	47,752,653	10,798,475	43,562,604	10,017,574
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted	47,752,653	19,146,682	51,503,021	16,187,149
Non-GAAP earnings per share of common stock:
Non-GAAP earnings (loss) per share, basic	$(0.03)	$1.02	$0.03	$2.36
Non-GAAP earnings (loss) per share, diluted	$(0.03)	$0.57	$0.03	$1.46

ON24, INC.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities:	$(4,492)	$10,703	$5,189	$37,542
Less: Purchases of property and equipment	(1,124)	(356)	(3,564)	(1,030)
Free cash flow	$(5,616)	$10,347	$1,625	$36,512

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Digital Engagement Platform
Subscription and other platform	$44,988	$41,204	$175,777	$121,214
Professional services	7,036	11,878	27,702	33,583
Total digital experience platform	$52,024	$53,082	$203,479	$154,797
Legacy
Subscription and other platform	$—	$47	$99	$1,416
Professional services	10	157	35	728
Total legacy revenue	$10	$204	$134	$2,144
Revenue
Subscription and other platform	$44,988	$41,251	$175,876	$122,630
Professional services	7,046	12,035	27,737	34,311
Total revenue	$52,034	$53,286	$203,613	$156,941

Contacts
Media Contact:
Roger Villareal
press@on24.com

Investor Contact:
Nate Pollack
investorrelations@on24.com